Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949 333-143990, 333-151762 and 333-157504), Form S-3 (File Nos. 333-142720, 333-151010, 333-151011, 333-155754, 333-156979) and Form S-4 (File No. 333-155755) of Chesapeake Energy Corporation of all references to our firm’s name and audit of portions of Chesapeake’s Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 6, 2009 included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 2, 2009.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	Senior Partner

Dallas, Texas

February 27, 2009